UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RJO GLOBAL TRUST

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RJO Global Trust

(a Delaware statutory trust)

c/o R.J. O’Brien Fund Management, LLC

222 South Riverside Plaza, Suite 900

Chicago, Illinois 60606

(888) 292-9399

NOTICE OF CONSENT SOLICITATION STATEMENT

May 21, 2012

To the unitholders of RJO Global Trust:

The Board of Directors (the “Board”) of R.J. O’Brien Fund Management, LLC (the “Managing Owner”), the managing owner of RJO Global Trust, a Delaware statutory trust (the “Trust”), is soliciting your consent to:

Amend the Trust’s Ninth Amended and Restated Declaration and Agreement of Trust, dated as of September 1, 2010, as amended, to reflect a minimum net worth requirement to be maintained by the Managing Owner of $50,000, instead of $1 million (the “Proposal”).

The close of business on June 22, 2012 has been fixed as the record date for determination of the unitholders of the Trust entitled to notice of and to consent to the Proposal.

Please complete, date, sign, and return the enclosed written consent form in the enclosed reply envelope not later than June 27, 2012. You may also return your consent via e-mail, by sending a message to fundadmin@rjobrien.com that includes your name, address, and your vote with respect to the Proposal of “CONSENTS/FOR,” “WITHHOLDS CONSENT/AGAINST,” or “ABSTAIN.” Your consent is important no matter how many Units of the Trust you own. Prompt return of your consent is appreciated.

Annette A. Cazenave
Executive Vice President and Director
R.J. O’Brien Fund Management, LLC

Important Notice Regarding the Availability of Consent Solicitation Materials: RJO Global Trust’s consent solicitation statement is available at www.rjobrien.com/FundManagement.

Available Information

The Trust files an Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to these reports with the Securities and Exchange Commission (the “SEC”). You may read and copy any document filed by the Trust at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for information on the Public Reference Room. The Trust does not maintain an internet website; however, links to certain of the Trust’s public filings may be found on the Managing Owner’s website at www.rjobrien.com/FundManagement. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including the Trust) file electronically with the SEC. The SEC’s website address is www.sec.gov.The Trust will provide paper copies of such reports and amendments to its investors free of charge upon written request. Requests should be sent to fundadmin@rjobrien.com.

DEFINITIVE COPY

RJO Global Trust

(a Delaware statutory trust)

c/o R.J. O’Brien Fund Management, LLC

222 South Riverside Plaza, Suite 900

Chicago, Illinois 60606

(888) 292-9399

CONSENT SOLICITATION STATEMENT

General

Your consent is solicited on behalf of RJO Global Trust (the “Trust”) to amend the Trust’s Ninth Amended and Restated Declaration and Agreement of Trust, dated as of September 1, 2010, as amended, (the “Trust Agreement”) to reflect a minimum net worth requirement to be maintained by the Managing Owner of $50,000, instead of $1 million (the “Proposal”). The Trust expects to mail this consent solicitation statement and a written consent form to beneficial owners (the “Unitholders”) of the Trust’s units of beneficial interest (the “Units”) on or about May 21, 2012.

BACKGROUND

The Managing Owner

R.J. O’Brien Fund Management, LLC (the “Managing Owner”), a registered commodity pool operator, is the managing owner and sponsor of the Trust. The Managing Owner is a subsidiary of RJO Holdings, Corp. The Managing Owner was originally incorporated in Illinois in 2006 and was reformed as a limited liability company in Delaware in July 2007. The Managing Owner has been registered with the Commodity Futures Trading Commission as a commodity pool operator since December 1, 2006, and has been a member of the National Futures Association in such capacity since December 1, 2006. As of December 31, 2011, the Managing Owner was managing approximately $34.2 million in client assets on behalf of the Trust. The Managing Owner maintains its principal office at 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (888) 292-9399. The principals of the Managing Owner are Gerald Corcoran, Jason Manumaleuna, Annette A. Cazenave, and R.J. O’Brien Alternative Asset Management, LLC.

The Trust

RJO Global Trust is a Delaware statutory trust (formed in November 1996) that trades in the U.S. and international futures and forward markets in equities, fixed income, currencies, interest rates, energy and agricultural products, metals, commodities indices, and stock indices. The primary objective of the Trust is capital appreciation. The Managing Owner pursues this objective by allocating the Trust’s assets to a diverse group of experienced commodity trading advisors. The Managing Owner seeks to reduce volatility and risk of loss by participating in broadly diversified global markets and implementing risk control policies. An investment in the Trust offers a means of diversifying a traditional portfolio of equities and debt.

The office of the Trust is located at c/o R.J. O’Brien Fund Management, LLC, 222 South Riverside Plaza, Suite 900, Chicago, Illinois 60606; telephone (888) 292-9399.

Revocability of Consent; Consent Process

Your consent may be revoked at any time by the submission of a subsequently dated consent or by written notice of revocation given to the Managing Owner. To be effective, any such revocation must be received by the Managing Owner prior to June 28, 2012 and must indicate the Unitholder’s name. All valid consents received by the Managing Owner on behalf of the Trust will be tallied unless revoked.

Consents will be tallied in accordance with the specifications thereon and, in the absence of specification, will be tallied in favor of the Proposal to amend the Trust Agreement to reflect a minimum net worth requirement to be maintained by the Managing Owner of $50,000, instead of $1 million. The Board recommends that you consent to the Proposal.

1

Unitholders of Record and Quorum

Unitholders as of the close of business on June 22, 2012 (the “Record Date”) will be entitled to notice of this solicitation and will be asked to consent to the Proposal. As of the close of business on May 1, 2012, there were 340,832.08169 Units of the Trust issued and outstanding. Unitholders representing more than 50% of the outstanding Units on the Record Date will constitute a quorum to take action. Units represented by consents that reflect abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

Consents Required for Approval; Manner of Counting Consents

The Trust Agreement provides that the Managing Owner may amend the Trust Agreement upon the affirmative consent of Unitholders holding Units equal to at least a majority (over 50%) of the outstanding Units. If Unitholders representing less than a majority of the Units complete, date, sign, and return their consents, this consent solicitation may be extended, without Unitholder approval, to permit further solicitation of consents.

Abstentions and broker non-votes will have the effect of withholding consent to the Proposal. In order to adopt the Proposal, the Managing Owner must receive the affirmative consent of Unitholders holding Units equal to at least a majority (over 50%) of the outstanding Units. Broker non-votes are votes of Units held in the name of a broker or nominee for which instructions have not been received from the beneficial owners or other persons entitled to consent to the Proposal and for which the broker or nominee does not have discretionary voting authority. If your Units are held in an account at a brokerage firm or bank and you wish to consent to the Proposal, you should instruct your broker or bank to execute the consent on your behalf or to deliver the consent to you so that you may execute and return it. Otherwise, your consent may not be given effect, which would have the same result as withholding consent to the Proposal.

PROPOSAL: APPROVAL OF AN AMENDMENT TO THE TRUST AGREEMENT TO

REFLECT A MINIMUM NET WORTH REQUIREMENT TO BE MAINTAINED BY

THE MANAGING OWNER OF $50,000, INSTEAD OF $1 MILLION

Introduction: The Trust, a Delaware statutory trust organized on November 12, 1996, was formed to engage in the speculative trading of futures contracts on currencies, interest rates, energy and agricultural products, metals, commodity indices and stock indices, spot and forward contracts on currencies and precious metals, and exchanges for physicals pursuant to the trading instructions of independent trading advisors. Since December 1, 2006, the Managing Owner has been the managing owner of the Trust.

Units of beneficial ownership of the Trust commenced selling on April 3, 1997. Effective July 1, 2011, the Managing Owner determined to discontinue the public offering of the Units and begin offering the Units on a private placement basis only. The Trust filed a Post-Effective Amendment to its Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) on July 5, 2011 to deregister the remaining Units that were unsold under the public offering. The Post-Effective Amendment was declared effective by the SEC on July 8, 2011. The Trust currently offers two classes of Units on a private basis to eligible investors: Class A Units and Class B Units. Both Class A and Class B Units are traded pursuant to identical trading programs and differ only in respect to selling commissions.

Financial Industry Regulatory Authority (“FINRA”) Rule 2310 (formerly 2810) requires sponsors of a “direct participation program” to maintain a net worth equal to at least five percent (5%) of the net proceeds of the public offering, or $1 million,whichever is less, calculated in accordance with the Rule. During such time that the Units were being publicly offered pursuant to an effective registration statement filed with the SEC, the Trust was deemed to be a “direct participation program” and was subject to FINRA Rule 2310. However, when the Managing Owner discontinued the public offering of the Trust effective July 1, 2011, FINRA Rule 2310 was no longer applicable to Managing Owner (in its capacity as sponsor of the Trust) with respect to the private offering of the Units.

The Managing Owner desires to amend the Trust Agreement to reflect that the minimum net worth requirement mandated by FINRA Rule 2310 is no longer applicable to the Managing Owner with respect to the private offering of the Units. If the Proposal is approved, the Managing Owner intends to declare a dividend and distribute up to $950,000 (i.e., the difference between its current minimum net worth of $1 million and the proposed minimum net worth of $50,000) to its parent, RJO Holdings, Corp. RJO Holdings, Corp. will use the proceeds of the dividend for general corporate purposes, to fund other investment strategies, and diversify its business base.

Please note that the proposed action will have no effect on the liability of the Unitholders for the debts of the Trust or the Managing Owner. Unitholders cannot lose more than their investment in the Trust plus undistributed profits, and in no event will any obligations of the Trust or the Managing Owner subject a Unitholder to any liability in excess of the capital contributed by such Unitholder, his or her share of undistributed profits, and assets and the amount of any distributions wrongfully distributed to such Unitholder, if any.

2

If authorized by the Unitholders, the Managing Owner will amend the Trust Agreement as described herein.

Implementation of the Proposal, if approved, is conditioned upon the Trust obtaining consent to the Proposal from the trustee of the Trust.

Special Considerations: If the Proposal is approved, the amendment to the Trust Agreement and the subsequent reduction in the net worth of the Managing Owner could adversely affect Unitholders.

Specifically, the Managing Owner may be more vulnerable to insolvency. In the event of the Managing Owner’s bankruptcy, the Trust could lose all of its assets or have its trading disrupted. Trust assets could be lost or impounded in such an insolvency during lengthy bankruptcy proceedings, and/or a substantial portion of the Trust’s capital could be tied up in a bankruptcy, perhaps causing the Trust to miss significant profit opportunities.

Further, the Trust Agreement provides that the Trust will be terminated upon the occurrence of one of the following events, among other circumstances: (1) 120 days after the filing of a bankruptcy petition by or against the Managing Owner, unless the bankruptcy court approves the sale and assignment of the interests of the Managing Owner to a purchaser/assignor that assumes the duties of the Managing Owner; (2) 90 days after the insolvency of the Managing Owner or any other event that would cause the Managing Owner to cease being managing owner of the Trust, unless beneficial owners holding more than 50% of the outstanding Units appoint a successor; (3) dissolution of the Managing Owner; or (4) insolvency or bankruptcy of the Trust.

THE BOARD RECOMMENDS THAT UNITHOLDERS CONSENT TO THE

PROPOSAL TO AMEND THE TRUST AGREEMENT AS DESCRIBED ABOVE.

UNIT OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 1, 2012, no person known to the Trust was a beneficial owner of more than five per cent (5%) of the Units.

As of May 1, 2012, the principals of the Managing Owner1 owned Units of the Trust as follows:

Name	Amount and Nature of Beneficial Ownership	Percent of Class

R.J. O’Brien Fund Management, LLC Annette A. Cazenave	535 Class A units 20.05 Class A units	0.16% 0.006%

* Beneficial ownership of less than 1% of the class.

GENERAL

Solicitation of Consents. Solicitation will be primarily by mail, but principals and regular employees of the Managing Owner may also solicit without compensation by telephone, telecopy, or personal contact.

Annual Meetings; Unitholder Proposals. The Trust is not required to hold annual meetings of its Unitholders and does not generally hold such meetings in any year.

A meeting of the Trust may be called by written request of Unitholders holding ten percent (10%) or more of all Units then owned by Unitholders of the Trust. The Managing Owner is required to deposit, within 15 days after receipt of said request, the written notice to all Unitholders of the Trust of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. The notice of meeting shall be accompanied by a description of the action to be taken at the meeting and shall establish a record date. Unitholders may vote in person or by proxy at any such meeting.

Annette A. Cazenave
Executive Vice President and Director
R.J. O’Brien Fund Management, LLC

___________________________

1 The Trust itself has no directors or officers.

3

☒	PLEASE MARK YOUR CONSENT AS INDICATED IN THIS SAMPLE BOX AND RETURN THE ENCLOSED WRITTEN CONSENT FORM IN THE ENCLOSED REPLY ENVELOPE, OR RETURN YOUR CONSENT VIA E-MAIL BY SENDING A MESSAGE TO FUNDADMIN@RJOBRIEN.COM THAT INCLUDES YOUR NAME, ADDRESS, AND YOUR VOTE WITH RESPECT TO THE PROPOSAL OF “CONSENTS/FOR,” “WITHHOLDS CONSENT/AGAINST,” OR “ABSTAIN,” IN EITHER CASE NO LATER THAN JUNE 27, 2012.

RJO Global Trust

(a Delaware statutory trust)

c/o R.J. O’Brien Fund Management, LLC

222 South Riverside Plaza, Suite 900

Chicago, Illinois 60606

(888) 292-9399

The undersigned hereby acknowledges receipt of the consent solicitation statement in connection with the proposed amendment of the Trust Agreement to reflect a minimum net worth requirement to be maintained by the Managing Owner of $50,000, instead of $1 million, and as indicated below by the checking of the “CONSENTS/FOR” box the undersigned thereby consents with respect to all of the Units held by the undersigned, to the adoption of the Proposal set forth herein without a meeting of the Unitholders.

The Board recommends that you consent “FOR” the following proposal:

	Consents/ For	Withholds Consent/ Against	Abstain
To amend the Ninth Amended and Restated Declaration and Agreement of Trust of RJO Global Trust, dated as of September 1, 2010, as amended, to reflect a minimum net worth requirement to be maintained by the Managing Owner of $50,000, instead of $1 million.	☐	☐	☐

Signature of Unitholder	Signature of Co-Owner (if any)

Print Name:	Print Name:

Date:	Date: